                                                                    Exhibit 99.1

[LYONDELL LETTERHEAD]                                               NEWS RELEASE

For information, contact:
Media - Anne Knisely (713) 309-2643
Investors - Doug Pike (713) 309-7141


           Lyondell Reports Fourth Quarter and Full-Year 2002 Results

..    Full-year 2002 results comparable to 2001 as trough conditions continue in chemical industry.

..    Rising energy costs and scheduled maintenance weaken fourth-quarter results at Equistar and Intermediate Chemicals & Derivatives.

..    Venezuelan oil-industry strike has minimal fourth-quarter earnings impact on LYONDELL-CITGO Refining.

..    Broad price increases announced for first quarter 2003.

     HOUSTON, Jan. 30, 2003 - Lyondell Chemical Company (NYSE: LYO) today announced a net loss for the fourth quarter of $93 million, or $0.58 per share. This compares to a net loss of $53 million, or $0.46 per share, for the fourth quarter of 2001, and a net loss of $2 million, or $0.02 per share, for the third quarter 2002.

     For the full year 2002, Lyondell had a net loss of $148 million, or $1.10 per share, compared to a net loss of $150 million, or $1.28 per share, for 2001.

                            Lyondell Earnings Summary

                                                                                   Full         Full
                                                                                   Year         Year
Millions of dollars except per share amounts          4Q2002    4Q2001  3Q2002     2002         2001
------------------------------------------------------------------------------------------------------
Sales and Other Operating Revenues                   $  890    $  709  $  855    $ 3,262     $ 3,193
------------------------------------------------------------------------------------------------------
Net Loss                                                (93)      (53)     (2)      (148)       (150)
------------------------------------------------------------------------------------------------------
Basic and Diluted Net Loss per Share (a)              (0.58)    (0.46)  (0.02)     (1.10)      (1.28)
------------------------------------------------------------------------------------------------------
Weighted Average Shares Outstanding (millions) (a)    159.9     117.5   140.3      133.9       117.6
------------------------------------------------------------------------------------------------------

(a) Lyondell sold 8.28 million shares of common stock on July 1, 2002 in a public offering and issued 34 million shares of Series B common stock to Occidental on August 22, 2002 in connection with the purchase of Occidental's 29.5% interest in Equistar. Lyondell paid a dividend to Occidental on December 31, 2002 by issuing 568,224 shares of Series B common stock to Occidental in lieu of a dividend payment in cash. Common shares outstanding on December 31, 2002 were 160.4 million shares.

Lyondell Chemical Company
www.lyondell.com

     EBITDA (earnings before net interest, taxes, depreciation and amortization) for Lyondell and the proportionate share of its joint ventures was $145 million in the fourth quarter 2002. Proportionate EBITDA in the fourth quarter 2001 was $136 million, and in the third quarter of 2002 was $241 million.

                           Supplemental Financial Data

                                                                                         Full        Full
                                                                                         Year        Year
Millions of dollars                                 4Q2002       4Q2001      3Q2002      2002        2001
----------------------------------------------------------------------------------------------------------
Sales and Other Operating Revenues (Lyondell
and proportionate share of ventures (a)            $ 2,461      $ 1,561    $  2,189   $  8,166     $ 7,658
----------------------------------------------------------------------------------------------------------
EBITDA (Lyondell and proportionate share of
ventures) (b)                                          145          136         241        742         738
----------------------------------------------------------------------------------------------------------

(a) Includes revenues from sales to affiliates. See page 8 for components of proportionate share of sales and other operating revenues.

(b) See reconciliation of Lyondell's net loss to operating income on page 9 and reconciliation of operating income to EBITDA on page 10.

     For the year, individual results for Intermediate Chemicals & Derivatives (IC&D), Equistar Chemicals, LP, and LYONDELL-CITGO Refining LP (LCR) were comparable to 2001 results. Unfavorable economic conditions - including high energy costs and weak supply/demand balances that characterize the chemical industry trough - persisted throughout 2002. While Lyondell's performance improved mid year, that improvement was reversed in the fourth quarter by a confluence of factors:

..    Energy costs continued their year-long climb into the fourth quarter, particularly impacting Equistar's performance.

..    The supply/demand balance in the North American olefins industry weakened in the fourth quarter.

..    While the oil-industry strike in Venezuela did not greatly affect LCR's profits, it did result in the reduction of fourth-quarter cash distributions from the joint venture to Lyondell.

     "Although industry conditions and a continued weak economy severely impacted our financial results in 2002, commitment to our operational excellence process enabled us to reduce costs and working capital, achieve our second consecutive year of record-setting safety performance and improve the reliability of our manufacturing operations," said Dan F. Smith, President and CEO of Lyondell Chemical Company. "Year-over-year operational

Lyondell Chemical Company                                                     2
www.lyondell.com
improvements, coupled with our financing efforts, have enabled us to maintain sufficient liquidity to respond confidently to the uncertainties of the global market."

OUTLOOK

     So far in the first quarter of 2003, energy and raw material costs are higher and more volatile than in the fourth quarter of 2002. Smith said Lyondell and Equistar have responded by announcing price increases, which they expect to realize in the first quarter 2003, for the majority of IC&D and Equistar products. Additionally, industry operating rates have increased from the fourth quarter and supply/demand balances in many product areas are tighter.

     Smith said Lyondell's first-quarter earnings would be impacted by the protracted situation in Venezuela, but added that LCR has acquired crude oil from alternate sources. While the alternate sources will not completely offset the financial impact of reduced supplies from Venezuela, they are profitable feedstocks. "We are confident that we have established both Venezuelan and spot-market supplies to enable LCR to operate at high rates until the situation is resolved," Smith said.

     "Despite these feedstock-related issues, we expect our actions and the improving industry environment to lead to better performance in the near future," Smith continued. "For example, industry analysts believe Equistar will enjoy improved supply/demand conditions beginning in March. And, if global energy market issues are resolved, we would expect a significant reduction in raw material costs. If these events occur, our operations should benefit from a rebound similar to what we saw in the second quarter of last year."

LYONDELL AND JOINT VENTURES

      Lyondell's operations comprise: Lyondell's IC&D segment; Equistar, a joint venture with Millennium Chemicals Inc.; and LCR, a joint venture with CITGO Petroleum Corp. Each plays a unique role in supporting the enterprise during all phases of the business cycle.

Lyondell's Intermediate Chemicals & Derivatives (IC&D) Segment - The IC&D segment includes propylene oxide (PO) and derivatives, MTBE and styrene.

Lyondell Chemical Company                                                     3
www.lyondell.com

                             IC&D Financial Overview


                                                               Full Year  Full Year
Millions of dollars                  4Q2002  4Q2001    3Q2002     2002       2001
-----------------------------------------------------------------------------------
Sales and Other Operating Revenues    $890    $709    $  855    $3,262    $3,193
-----------------------------------------------------------------------------------
Operating Income (a)                    12      41        59       174       112
-----------------------------------------------------------------------------------
EBITDA (a)                              78      90       117       410       425
-----------------------------------------------------------------------------------

(a)  See reconciliation of Lyondell operating income (loss) to EBITDA on page
     10.

     4Q02 v. 3Q02 - PO and derivatives were negatively impacted in the fourth quarter 2002 by high energy costs and holiday shutdowns at some customer operations, as well as turnaround activity in toluene diisocyanate (TDI). Performance in styrene was relatively unchanged, while MTBE performance was down consistent with typical fourth-quarter conditions.

     4Q02 v. 4Q01 - Competition in PO and its derivatives markets resulted in lower margins in the fourth quarter 2002. Additionally, slow sales late in the fourth quarter from the new BDO manufacturing plant in The Netherlands were not sufficient to fully offset increased costs. The financial impact of the TDI turnaround in the fourth quarter 2002 more than offset improved margins that resulted from price increases throughout the year. MTBE profits were slightly higher in 2002 as a result of temporary supply tightness in October.

     2002 v. 2001 - In PO and derivatives, increased volumes were insufficient to offset reduced margins in the derivatives products. However, TDI was an exception and experienced tighter supply throughout 2002, resulting in price increases and improved profitability. Supply/demand balance in the styrene industry improved in 2002. In MTBE, year-to-year performance was relatively unchanged from the strong performance in 2001.

Equistar Chemicals, LP - Lyondell owns a 70.5 percent interest in Equistar, which consists of the petrochemicals (including ethylene) and polymers segments.

                    Equistar Financial Overview - 100% Basis

                                                                                Full Year  Full Year
Millions of dollars                               4Q2002     4Q2001     3Q2002     2002      2001
----------------------------------------------------------------------------------------------------
Sales and Other Operating Revenues (a)           $1,431     $1,185     $1,508     $5,537    $5,909
----------------------------------------------------------------------------------------------------
Operating Income (Loss) (b)                         (62)       (43)        71        (44)      (99)
----------------------------------------------------------------------------------------------------
EBITDA (b)                                           14         39        147        256       250
----------------------------------------------------------------------------------------------------

(a)  Includes revenues from sales to affiliates.
(b)  See reconciliation of Equistar operating income (loss) to EBITDA on page
     10.

Lyondell Chemical Company                                                     4
www.lyondell.com

     4Q02 v. 3Q02 - The fourth quarter 2002 was primarily impacted by increasing raw material costs as, according to Chemical Marketing Associates Inc. (CMAI), the cost of ethylene production increased by 3 cents per pound compared to the third quarter. Equistar experienced an additional cost increase of nearly 1 cent per pound, attributable to planned maintenance at its olefins manufacturing plant in Chocolate Bayou, Texas. These cost increases were partially offset by a 1 cent per pound ethylene price increase, according to CMAI. Equistar's ethylene sales were approximately 50 million pounds below third-quarter sales. Most of the shortfall was concentrated in October and November.

      In the polymers segment, volumes were approximately 56 million pounds below third-quarter sales. Equistar's average selling price was below the third quarter 2002 level as a result of slightly lower domestic market prices and a lower-margin product mix.

      4Q02 v. 4Q01 - Equistar's ethylene and polymers prices increased 3 cents and 4 cents per pound, respectively, but this positive contribution was more than offset by the increasing cost of ethylene, which was driven principally by higher crude oil prices.

      2002 v. 2001 - Although, according to CMAI, volumes recovered over the course of the year, as demonstrated by 5 percent increase in industry polymers sales volumes, trough conditions continued in the industry, leading to reductions in pricing and margins in ethylene and polymers.

LYONDELL-CITGO Refining LP (LCR) - Lyondell owns a 58.75 percent interest in LCR, a major refiner of heavy crude oil.

                       LCR Financial Overview - 100% Basis

                                                                         Full Year  Full Year
Millions of dollars                                4Q2002 4Q2001  3Q2002    2002      2001
---------------------------------------------------------------------------------------------
Sales and Other Operating Revenues (a)             $956    $592    $891    $3,392    $3,284
---------------------------------------------------------------------------------------------
Operating Income (b)                                 69      27      58       246       256
---------------------------------------------------------------------------------------------
EBITDA (b)                                           98      54      86       362       364
---------------------------------------------------------------------------------------------

(a)  Includes revenues from sales to affiliates.
(b)  See reconciliation of LCR operating income to EBITDA on page 10.

     4Q02 v. 3Q02 - Despite a rate reduction in December due to the strike in Venezuela, in the fourth quarter LCR processed approximately 209,000 barrels per day of heavy Venezuelan crude, supplied under the Crude Supply Agreement (CSA) with Petruleos de Venezuela, S.A. (PDVSA). In the previous quarter, LCR processed 212,000 barrels per

Lyondell Chemical Company                                                     5
www.lyondell.com
day of CSA crude. Spot crude volumes were down slightly, but margins were stronger, leading to a higher contribution from spot crude purchases. Increases in the cost of natural gas were offset by inventory reductions and CSA timing impacts.

     4Q02 v. 4Q01 - Total crude processing rates were 43,000 barrels per day higher in the fourth quarter 2002 compared to the same period a year ago when a scheduled major turnaround significantly reduced crude throughput.

     2002 v. 2001 - Overall performance was flat year to year as lower volumes of CSA crude, related to a declaration of force majeure by PDVSA in 2002, were offset by increased spot crude volumes.

CONFERENCE CALL

     Lyondell will host a conference call today, Jan. 30, 2003, at 11:30 a.m. Eastern Time (ET). Participating on the call will be: Dan F. Smith, President and CEO; T. Kevin DeNicola, Senior Vice President and CFO; and Douglas J. Pike, Director of Investor Relations. The dial-in numbers are 888-385-9734 (U.S - toll free) and 212-287-1615 (international). The call will be broadcast live on the Investor Relations page of the company's web site, www.lyondell.com. A replay of the call will be available from 1:30 p.m. ET Jan. 30 to 5 p.m. ET Feb. 7. The dial-in numbers are 800-294-0358 (U.S) and 402-220-9749 (international). Pass code for each is 5549. Web replay will be available at 1:30 p.m. ET Jan. 30 on the Investor Relations page of the company's web site, www.lyondell.com.

ABOUT LYONDELL

     Lyondell Chemical Company, (www.lyondell.com), headquartered in Houston, Texas, is a leading producer of: propylene oxide (PO); PO derivatives, including toluene diisocyanate (TDI), propylene glycol (PG), butanediol (BDO) and propylene glycol ether (PGE); and styrene monomer and MTBE as co-products of PO production. Through its 70.5% interest in Equistar Chemicals, LP, Lyondell also is one of the largest producers of ethylene, propylene and polyethylene in North America and a leading producer of ethylene oxide, ethylene glycol, high value-added specialty polymers and polymeric powder. Through its 58.75% interest in LYONDELL-CITGO Refining LP, Lyondell is one of the largest refiners in the United States, principally processing extra heavy Venezuelan crude oil to produce gasoline, low sulfur diesel and jet fuel.

FORWARD LOOKING STATEMENTS

     The statements in this release relating to matters that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Actual results could differ materially, based on factors including, but not limited to: the cyclical nature of the chemical and refining industries; availability, cost and volatility of raw materials and utilities; governmental regulatory actions and political unrest; global economic conditions; industry production capacity and operating rates; the supply/demand balance for Lyondell's and its joint ventures' products; competitive products and pricing pressures; access to capital markets;

Lyondell Chemical Company                                                     6
www.lyondell.com
technological developments and other risk factors. For more detailed information about the factors that could cause actual results to differ materially, please refer to Lyondell's Annual Report on Form 10-K for the year ended December 31, 2001, Lyondell's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, and Lyondell's Annual Report on Form 10-K for the year ended December 31, 2002, which will be filed in March 2003.

                                       ###

Lyondell Chemical Company                                                     7
www.lyondell.com

                            LYONDELL CHEMICAL COMPANY
            SELECTED FINANCIAL AND OPERATING INFORMATION (UNAUDITED)
                              (Millions of dollars)


                                                   Lyondell                          Joint Ventures                  Lyondell and
                                                   Chemical         ---------------------------------------------    Proportionate
                                                   Company             Equistar           LCR         LMC           Share of Equity
                                                   (a) (b)               100%             100%       100% (b)       Investments (c)
                                               -----------------    ----------------  ----------- ---------------   ----------------
Three months ended December 31, 2002:
   Sales and other operating revenues     (d)      $   890             $ 1,431         $   956        $   -             $ 2,461
   SG&A and R&D                                         42                  43              14            -                  81
   EBITDA                                               78                  14              98            -                 145
   Depreciation and amortization                        67  (f)             77  (f)         29            -                 136
   Interest expense, net                                96                  51               9            -                 137
   Net loss                               (e)          (93)
   Capital expenditures                                  2  (g)             75              12            -                  62
   Cash dividends                                       28

Three months ended September 30, 2002:
   Sales and other operating revenues     (d)      $   855             $ 1,508         $   891        $   -             $ 2,189
   SG&A and R&D                                         47                  51              13            -                  82
   EBITDA                                              117                 147              86            -                 241
   Depreciation and amortization                        62  (f)             74  (f)         28            -                 115
   Interest expense, net                                95                  51               8            -                 127
   Net loss                               (e)           (2)
   Capital expenditures                                  8  (g)             14              11            -                  22
   Cash dividends                                       28

Three months ended December 31, 2001:
   Sales and other operating revenues     (d)      $   709             $ 1,185         $   592        $  24             $ 1,561
   SG&A and R&D                                         48                  60              17            2                  84
   EBITDA                                               90                  39              54           (3)                136
   Depreciation and amortization                        66  (f)             81  (f)         27            3                 114
   Interest expense, net                                92                  52              10            -                 119
   Net loss                               (e)          (53)
   Capital expenditures                                 16  (g)             25              50            -                  56
   Cash dividends                                       27

Year ended December 31, 2002:
   Sales and other operating revenues     (d)      $ 3,262             $ 5,537         $ 3,392        $  36             $ 8,166
   EBITDA                                              410                 256             362           (4)                742
   Interest expense, net                               373                 204              32            -                 497
   Capital expenditures                                 22  (g)            118              65            -                 133
   Cash dividends                                      109

Year ended December 31, 2001:
 Sales and other operating revenues       (d)      $ 3,193             $ 5,909         $ 3,284        $ 151             $ 7,658
 EBITDA                                                425                 250             364           (5)                738
 Interest expense, net                                 369                 189              51            -                 476
 Capital expenditures                                   68  (g)            110             109            -                 177
 Cash dividends                                        106

--------
(a) Amounts shown, except for net interest expense, net loss and cash dividends, consist of the operating results of the Intermediate Chemicals and Derivatives ("IC&D") business segment of Lyondell.
(b) As of May 1, 2002, Lyondell Methanol Company ("LMC") is wholly owned by Lyondell and its operations are included in the IC&D business segment.
(c) This column reflects Lyondell's 100% owned operations and its pro rata share of each joint venture's operations and is not a presentation in accordance with generally accepted accounting principles. Lyondell had a 41% interest in Equistar Chemicals, LP ("Equistar") through August 22, 2002 and 70.5% thereafter, a 58.75% interest in LYONDELL-CITGO Refining LP ("LCR") and, through April 30, 2002, a 75% interest in LMC.
(d)  Includes revenues from sales to affiliates.
(e)  Includes income (loss) from equity investments.
(f)  Goodwill amortization ceased effective January 1, 2002.
(g) In addition, Lyondell made contributions to PO-11 joint venture and U.S. PO joint venture of $24 million, $17 million and $45 million in the three-month periods ended December 31, 2002, September 30, 2002 and December 31, 2001, respectively, and $64 million and $119 million in the twelve-month periods ended December 31, 2002 and December 31, 2001, respectively.

                            LYONDELL CHEMICAL COMPANY
            SELECTED FINANCIAL AND OPERATING INFORMATION (UNAUDITED)



                                                                        For the three months ended
                                                                --------------------------------------    For the twelve months
INCOME STATEMENTS                                                    December 31,        September 30,      ended December 31,
                                                                ---------------------    -------------    ----------------------
(Millions of dollars, except per share data)                      2002         2001           2002           2002        2001
                                                                ---------   ---------    -------------    ----------  ----------
 Sales and other operating revenues                              $   890     $   709       $   855        $ 3,262      $ 3,193
 Operating costs and expenses:
     Cost of sales                                                   836         613           749          2,898        2,862
     Selling, general and administrative expenses                     34          40            40            160          157
     Research and development                                          8           8             7             30           32
     Amortization of goodwill                                          -           7             -              -           30
                                                                 -------     -------       -------        -------      -------
         Operating income                                             12          41            59            174          112
 Income (loss) from equity investment in Equistar (a) (b)            (78)        (29)           11           (117)         (77)
 Income from equity investment in LCR                                 37          13            32            135          129
 Income (loss) from other equity investments                           -          (5)            1             (4)         (12)
 Interest expense, net                                               (96)        (92)          (95)          (373)        (369)
 Other income (expense), net                                           2          (2)           (5)            (6)          (4)
                                                                 -------     -------       -------        -------      -------
     Income (loss) before income taxes and extraordinary item       (123)        (74)            3           (191)        (221)
 Benefit from income taxes                                           (38)        (26)           (2)           (58)         (76)
                                                                 -------     -------       -------        -------      -------
     Income (loss) before extraordinary item                         (85)        (48)            5           (133)        (145)
 Extraordinary loss, net of income taxes                              (8)         (5)           (7)           (15)          (5)
                                                                 -------     -------       -------        -------      -------
 Net loss (a)                                                    $   (93)    $   (53)      $    (2)       $  (148)     $  (150)
                                                                 =======     =======       =======        =======      =======
 Basic and diluted loss per share:
     Income (loss) before extraordinary item                     $ (0.53)    $ (0.42)      $  0.04        $ (0.99)     $ (1.24)
                                                                 =======     =======       =======        =======      =======
     Net loss (a)                                                $ (0.58)    $ (0.46)      $ (0.02)       $ (1.10)     $ (1.28)
                                                                 =======     =======       =======        =======      =======
 Shares (in thousands) (c):
     Basic                                                       159,851     117,563       140,258        133,943      117,563
                                                                 =======     =======       =======        =======      =======
     Diluted                                                     159,851     117,563       140,258        133,943      117,563
                                                                 =======     =======       =======        =======      =======


 INTERMEDIATE CHEMICALS AND DERIVATIVES SEGMENT
 SELECTED OPERATING INFORMATION

 Sales Volumes (millions)
 PO and derivatives (pounds)         (d)                             744         739           767          3,028        2,803
 Co-products:
      Styrene monomer (pounds)                                       889         787           798          3,337        3,132
      MTBE and other TBA derivatives (gallons)                       303         284           311          1,209        1,157

________

(a) Lyondell's share of Equistar's $1.1 billion charge for the write-off of goodwill, or $432 million, was offset by Lyondell's write-off of a portion of the difference between its investment in Equistar and its share of Equistar's partners' capital.
(b) Lyondell had a 41% interest in Equistar through August 22, 2002 and 70.5% thereafter.
(c) Lyondell sold 8,280,000 shares of common stock on July 1, 2002 and issued 34,000,000 shares of Series B common stock to Occidental on on August 22, 2002. Lyondell paid a dividend to Occidental on December 31, 2002 by issuing 568,224 shares of Series B common stock to Occidental in lieu of a dividend payment in cash.
(d)  Includes propylene oxide ("PO"), PO derivatives and isocyanates.

                             LYONDELL CHEMICAL COMPANY
             SELECTED FINANCIAL AND OPERATING INFORMATION (UNAUDITED)
                               (Millions of dollars)

                RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA


                                                                                 For the three months ended
                                                                           ---------------------------------  For the twelve months
                                                                               December 31,    September 30,    ended December 31,
                                                                           -----------------   -------------  ---------------------
                                                                             2002      2001        2002          2002        2001
                                                                           -------   -------     -------      ---------    --------
Lyondell

Operating income                                                             $ 12      $ 41        $ 59          $174       $112

Add:
      Restructuring charges (credits)                                (a)       (3)      (15)          -            (3)        63
      Depreciation and amortization                                            67        66          62           244        254
      Other income (expense), net                                               2        (2)         (5)           (6)        (4)
      Income from other equity investments                                      -         -           1             1          -
                                                                             ----      ----        ----          ----       ----
Lyondell EBITDA excluding restructuring charges (credits)                    $ 78      $ 90        $117          $410       $425
                                                                             ====      ====        ====          ====       ====


Equistar

Operating income (loss)                                                      $(62)     $(43)       $ 71          $(44)      $(99)

Add:
      Facility closing costs                                         (b)        -         -           -             -         22
      Depreciation and amortization                                            77        81          74           298        319
      Other income (expense), net                                              (1)        1           2             2          8
                                                                             ----      ----        ----          ----       ----
Equistar EBITDA excluding facility closing costs                             $ 14      $ 39        $147          $256       $250
                                                                             ====      ====        ====          ====       ====
Proportionate Share - % varies                                       (c)     $ 10      $ 16        $ 74          $122       $103
                                                                             ====      ====        ====          ====       ====


LCR

Operating income                                                             $ 69      $ 27        $ 58          $246       $256

Add:
      Depreciation and amortization                                            29        27          28           116        108
                                                                             ----      ----        ----          ----       ----
LCR EBITDA                                                                   $ 98      $ 54        $ 86          $362       $364
                                                                             ====      ====        ====          ====       ====

Proportionate Share - 58.75%                                                 $ 58      $ 32        $ 51          $213       $214
                                                                             ====      ====        ====          ====       ====

EBITDA - Lyondell and Proportionate Share of Equity Investments

Lyondell EBITDA excluding restructuring charges (credits)                    $ 78      $ 90        $117          $410       $425
Lyondell share of Equistar EBITDA excluding facility closing costs   (c)       10        16          74           122        103
58.75% of LCR EBITDA                                                           58        32          51           213        214
75% of LMC EBITDA through April 30, 2002                                        -        (2)          -            (3)        (4)
                                                                             ----      ----        ----          ----       ----
Lyondell and Proportionate Share of Equity Investments                       $145      $136        $241          $742       $738
                                                                             ====      ====        ====          ====       ====

________
(a) Restructuring charges (credits) related to shutdown of Lyondell's ADI business.
(b)  Closing costs related to Equistar's Port Arthur, Texas facility.
(c) Lyondell had a 41% interest in Equistar through August 22, 2002 and 70.5% thereafter.

                       LYONDELL CHEMICAL COMPANY
               SELECTED FINANCIAL INFORMATION (UNAUDITED)
                         (Millions of dollars)

                                                                    For the twelve months
                                                                      ended December 31,
                                                                 --------------------------
STATEMENTS OF CASH FLOWS                                           2002              2001
                                                                 --------          --------
Net loss                                                           $(148)           $(150)
Adjustments:
     Depreciation and amortization                                   244              254
     Loss from equity investments                                    121               89
     Extraordinary loss                                               15                5
     Accounts receivable                                              (7)             154
     Inventories                                                     (14)              48
     Accounts payable                                                 13              (74)
     Prepaid expenses and other current assets                        62              (85)
     Other accrued liabilities                                         7              (21)
     Other assets and liabilities, net                                (4)             (21)
                                                                   -----            -----
          Net cash provided by operating activities                  289              199
                                                                   -----            -----

Purchase of equity investment in Equistar                           (440)            --
Contributions and advances to affiliates                 (a)        (114)            (173)
Expenditures for property, plant and equipment                       (22)             (68)
Distributions from affiliates in excess of earnings                 --                 50
Purchase of other short-term investments                             (44)            --
Other                                                                 (3)            --
                                                                   -----            -----
          Net cash used in investing activities                     (623)            (191)
                                                                   -----            -----

Issuance of Series B common stock, warrants and right                440             --
Issuance of common stock                                             110             --
Issuance of long-term debt                                           606              393
Repayment of long-term debt                                         (532)            (394)
Dividends paid                                                      (109)            (106)
Other                                                                (44)             (15)
                                                                   -----            -----
          Net cash provided by (used in) financing activities        471             (122)
                                                                   -----            -----

Effect of exchange rate changes on cash                                3             --
                                                                   -----            -----

Increase (decrease) in cash and cash equivalents                   $ 140            $(114)
                                                                   =====            =====

________

(a) Includes contributions to PO-11 joint venture and U.S. PO joint venture of $64 million and $119 million in the twelve-month periods ended December 31, 2002 and 2001, respectively.

                            LYONDELL CHEMICAL COMPANY
                   SELECTED FINANCIAL INFORMATION (UNAUDITED)
                              (Millions of dollars)


                                                                                 December 31,       December 31,
BALANCE SHEET                                                                       2002                2001
                                                                                   ------              ------
Cash and cash equivalents                                                          $  286             $  146
Other short-term investments                                                           44                -
Accounts receivable, net                                                              396                352
Inventories                                                                           344                316
Prepaid expenses and other current assets                                              66                116
Deferred tax assets                                                                    35                277
                                                                                   ------             ------
    Total current assets                                                            1,171              1,207
Property, plant and equipment, net                                                  2,369              2,293
Investments and long-term receivables:
    Investment in Equistar                                                (a)       1,184                522
    Investment in PO joint ventures                                                   770                717
    Receivable from LCR                                                               229                229
    Investment in LCR                                                                  68                 29
    Investment in LMC                                                     (b)         -                   36
    Other investments and long-term receivables                                        98                 86
Goodwill, net                                                                       1,130              1,102
Other assets, net                                                                     429                482
                                                                                   ------             ------
    Total assets                                                                   $7,448             $6,703
                                                                                   ======             ======

Accounts payable                                                                   $  344             $  319
Current maturities of long-term debt                                                    1                  7
Other accrued liabilities                                                             279                233
                                                                                   ------             ------
    Total current liabilities                                                         624                559
Long-term debt                                                                      3,926              3,846
Other liabilities                                                                     673                583
Deferred income taxes                                                     (a)         881                790
Minority interest                                                                     165                176
Stockholders' equity (160,413,144 and 117,562,920 shares outstanding
    respectively at December 31, 2002 and December 31, 2001)              (c)       1,179                749
                                                                                   ------             ------
    Total liabilities and stockholders' equity                                     $7,448             $6,703
                                                                                   ======             ======

                                                                                 For the three       For the twelve
                                                                                 months ended        months ended
                                                                              December 31, 2002    December 31, 2002
                                                                              -----------------    -----------------

Investment in Equistar, beginning of period                                        $1,275             $  522
Purchase of Occidental's interest                                                      12                804
Lyondell's share of Equistar net loss                                                 (78)              (117)
Lyondell's share of Equistar minimum pension liability                                (25)               (25)
                                                                                   ------             ------
Investment in Equistar, end of period                                              $1,184             $1,184
                                                                                   ======             ======

Investment in LCR, beginning of period                                             $   54             $   29
Lyondell's share of LCR net income                                                     37                135
Lyondell's share of LCR minimum pension liability                                     (16)               (16)
Cash distributions from LCR                                                           (12)              (126)
Cash contributions to LCR                                                               5                 46
                                                                                   ------             ------
Investment in LCR, end of period                                                   $   68             $   68
                                                                                   ======             ======

________
(a) On August 22, 2002, Lyondell acquired Occidental's 29.5% interest in Equistar. Lyondell issued Series B common stock, warrants and a right valued at $452 million and recorded deferred taxes of $352 million.
(b) Through April 30, 2002, Lyondell's share of LMC's net loss was $5 million and contributions to LMC were $4 million. Effective May 1, 2002, LMC became a wholly owned subsidiary of Lyondell. LMC is consolidated with Lyondell prospectively from that date.
(c) Lyondell sold 8,280,000 shares of common stock on July 1, 2002 and issued 34,000,000 shares of Series B common stock to Occidental on August 22, 2002. Lyondell paid a dividend to Occidental on December 31, 2002 by issuing 568,224 shares of Series B common stock to Occidental in lieu of a dividend payment in cash.

                            LYONDELL CHEMICAL COMPANY
                             EQUISTAR CHEMICALS, LP
            SELECTED FINANCIAL AND OPERATING INFORMATION (UNAUDITED)




                                                                         For the three months ended
                                                                  -------------------------------------  For the twelve months ended
INCOME STATEMENTS                                                      December 31,       September 30,         December 31,
                                                                  ---------------------   -------------  ---------------------------
(Millions of dollars)                                               2002         2001         2002           2002         2001
                                                                  --------     --------     --------       --------     --------
 Sales and other operating revenues                       (a)     $  1,431     $  1,185     $  1,508       $  5,537     $  5,909
 Operating costs and expenses:
     Cost of sales                                                   1,450        1,160        1,386          5,388        5,733
     Selling, general and administrative expenses                       33           50           41            155          181
     Research and development                                           10           10           10             38           39
     Amortization of goodwill                                          -              8          -              -             33
     Facility closing costs                                            -            -            -              -             22
                                                                  --------     --------     --------       --------     --------
         Operating income (loss)                                       (62)         (43)          71            (44)         (99)
 Interest expense, net                                                 (51)         (52)         (51)          (204)        (189)
 Other income (expense), net                                            (1)           1            2              2            8
                                                                  --------     --------     --------       --------     --------
 Income (loss) before extraordinary loss and
     cumulative effect of accounting change                           (114)         (94)          22           (246)        (280)
 Extraordinary loss                                                    -            -            -              -             (3)
 Cumulative effect of accounting change                   (b)          -            -            -           (1,053)         -
                                                                  --------     --------     --------       --------     --------
 Net income (loss)                                        (c)     $   (114)    $    (94)    $     22       $ (1,299)    $   (283)
                                                                  ========     ========     ========       ========     ========

 SELECTED FINANCIAL AND OPERATING INFORMATION
 (Millions of dollars)
 Sales and other operating revenues                       (a)
 Petrochemicals segment                                           $  1,284     $  1,042     $  1,362       $  4,957     $  5,384
 Polymers segment                                                      476          428          503          1,868        1,980
 Intersegment eliminations                                            (329)        (285)        (357)        (1,288)      (1,455)
                                                                  --------     --------     --------       --------     --------
     Total                                                        $  1,431     $  1,185     $  1,508       $  5,537     $  5,909
                                                                  ========     ========     ========       ========     ========

 Operating income (loss)
 Petrochemicals segment                                           $     (5)    $     50     $     96       $    146     $    275
 Polymers segment                                                      (33)         (48)           6            (74)        (186)
 Unallocated                                                           (24)         (45)         (31)          (116)        (188)
                                                                  --------     --------     --------       --------     --------
     Total                                                        $    (62)    $    (43)    $     71       $    (44)    $    (99)
                                                                  ========     ========     ========       ========     ========

EBITDA before facility closing costs, extraordinary loss
    and cumulative effect of accounting change                    $     14     $     39     $    147       $    256     $    250

 Sales Volumes (millions)                                 (a)
 Selected petrochemical products:
     Ethylene, propylene and other olefins (pounds)                  4,026        3,884        4,259         16,815       16,236
     Aromatics (gallons)                                                87           92           92            369          366
 Polymers products (pounds)                                          1,471        1,460        1,527          6,098        5,862

________

(a)  Includes revenues and volumes from sales to affiliates.
(b) Concurrent with the adoption of FASB Statement No. 142, Goodwill and Other Intangible Assets, Equistar reviewed goodwill for impairment and concluded that the entire balance was impaired, resulting in the $1.1 billion charge.
(c)  As a partnership, Equistar is not subject to federal income taxes.

                            LYONDELL CHEMICAL COMPANY
                             EQUISTAR CHEMICALS, LP
                   SELECTED FINANCIAL INFORMATION (UNAUDITED)
                              (Millions of dollars)

                                                                        December 31,  December 31,
 BALANCE SHEETS                                                             2002          2001
                                                                        ------------  ------------
 Cash and cash equivalents                                                   $ 27        $ 202
 Accounts receivable, net                                                     625          540
 Inventories                                                                  424          448
 Prepaid expenses and other current assets                                     50           36
                                                                          -------      -------
     Total current assets                                                   1,126        1,226
 Property, plant and equipment, net                                         3,565        3,705
 Goodwill, net                                                                  -        1,053
 Other assets, net                                                            361          324
                                                                          -------      -------
     Total assets                                                         $ 5,052      $ 6,308
                                                                          =======      =======
 Accounts payable                                                           $ 459        $ 360
 Current maturities of long-term debt                                          32          104
 Other accrued liabilities                                                    223          197
                                                                          -------      -------
     Total current liabilities                                                714          661
 Long-term debt                                                             2,196        2,233
 Other liabilities                                                            221          177
 Partners' capital                                                          1,921        3,237
                                                                          -------      -------
     Total liabilities and partners' capital                              $ 5,052      $ 6,308
                                                                          =======      =======

                                            For the three months          For the twelve months
                                             ended December 31,             ended December 31,
                                           ---------------------         ----------------------
 OTHER INFORMATION                           2002         2001             2002          2001
                                           --------     --------         --------      --------
 Depreciation and amortization               $ 77          $ 81           $ 298         $ 319
 Cash flow from operations                    173           111              55           230
 Capital expenditures                          75            25             118           110


                            LYONDELL CHEMICAL COMPANY
                           LYONDELL-CITGO REFINING LP
            SELECTED FINANCIAL AND OPERATING INFORMATION (UNAUDITED)

CONDENSED BALANCE SHEETS                                                                             December 31,  December 31,
(Millions of dollars)                                                                                    2002          2001
                                                                                                     ------------  ------------
Total current assets                                                                                     $ 356         $ 230
Property, plant and equipment, net                                                                       1,312         1,343
Deferred charges and other assets, net                                                                      87            97
                                                                                                       -------       -------
    Total assets                                                                                       $ 1,755       $ 1,670
                                                                                                       =======       =======
Notes payable                                                                                          $     -       $    50
Other current liabilities                                                                                  514           335
Long-term debt                                                                                             450           450
Loans payable to partners                                                                                  264           264
Other liabilities and deferred credits                                                                     122            79
Partners' capital                                                                                          405           492
                                                                                                       -------       -------
    Total liabilities and partners' capital                                                            $ 1,755       $ 1,670
                                                                                                       =======       =======

                                                                     For the three months ended
                                                                  ------------------------------      For the twelve months ended
INCOME STATEMENTS                                                  December 31,       September 30,          December 31,
                                                                  ---------------     -------------   ---------------------------
(Millions of dollars)                                              2002     2001          2002           2002          2001
                                                                  ------   ------        ------         ------        ------
Sales and other operating revenues                   (a)           $956     $592          $891          $3,392        $3,284
Operating costs and expenses:
     Cost of sales                                                  873      548           820           3,093         2,967
     Selling, general and administrative expenses                    14       17            13              53            61
                                                                   ----     ----          ----          ------        ------
         Operating income                                            69       27            58             246           256
Interest expense, net                                                (9)     (10)           (8)            (32)          (51)
                                                                   ----     ----          ----          ------        ------
    Income before extraordinary loss                                 60       17            50             214           205
Extraordinary loss                                                   (1)       -             -              (1)           (2)
                                                                   ----     ----          ----          ------        ------
Net income                                           (b)           $ 59     $ 17          $ 50          $  213        $  203
                                                                   ====     ====          ====          ======        ======
OTHER INFORMATION
(Millions of dollars)
Depreciation and amortization                                      $ 29     $ 27          $ 28          $  116        $  108
Cash flow from operations                                           144        7            89             361           280
Capital expenditures                                                 12       50            11              65           109

EBITDA before extraordinary loss                                   $ 98     $ 54          $ 86          $  362        $  364

SELECTED OPERATING INFORMATION
Sales Volumes (including intersegment sales)         (a)
Refined products (thousand barrels per day):
     Gasoline                                                       116       81           118             115           101
     Diesel and heating oil                                          90       63            83              84            71
     Jet fuel                                                        15       13            20              18            20
     Aromatics                                                        9        8             9               9             8
     Other refinery products                                         81      113            91              96           107
                                                                   ----     ----          ----          ------        ------
         Total refined products volumes                             311      278           321             322           307
                                                                   ====     ====          ====          ======        ======
Refinery Runs
Crude processing rates (thousand barrels per day):
    Crude Supply Agreement                                          209      196           212             213           229
    Other crude oil                                                  41       11            51              46            19
                                                                   ----     ----          ----          ------        ------
        Total crude oil                                             250      207           263             259           248
                                                                   ====     ====          ====          ======        ======

________
(a)  Includes revenues and volumes from sales to affiliates.
(b)  As a partnership, LCR is not subject to federal income taxes.